UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38758	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Cottage Way, Suite G2, #3256

Sacramento, California 95825

(Address of principal executive offices) (Zip Code)

+1 (424) 222-9301

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 9, 2026, Lunai Bioworks, Inc. (the “Company”) submitted a formal request to The Nasdaq Stock Market LLC (“Nasdaq”) asking Nasdaq to immediately suspend trading in the Company’s common stock to protect investors while Nasdaq, FINRA and other appropriate authorities assess the trading records described in the Company’s submission. The records concern trading activity that is the subject of the Company’s pending litigation, Lunai Bioworks, Inc. v. Seven Points Capital LLC et al., Case No. 1:26-cv-00549-CFC, in the United States District Court for the District of Delaware.

The request is based on records obtained through court-ordered discovery and described in the Company’s Second Amended Complaint filed on August 26, 2026. The submission to Nasdaq describes substantial short selling, locate deficiencies, concentrated failures to deliver and other trading information that, in the Company’s view, raise serious questions about whether trading in its common stock has occurred in a fair and orderly market. The litigation remains pending, and the allegations made by the Company have not yet been adjudicated.

The Company expressed concern that continued trading before those records have been reviewed leaves investors exposed to the risk of further activity of the kind alleged in the litigation. It asked Nasdaq to treat the request as urgent and promptly determine whether continued trading is consistent with a fair and orderly market, including whether an immediate suspension or other protective action is appropriate. The Company also requested confirmation of receipt and an opportunity to discuss the matter with Nasdaq MarketWatch as soon as possible, and stated that it and its counsel would be available to provide the underlying records and any additional information Nasdaq requires, subject to the protective order in the litigation. As of the filing of this Current Report, the Company has submitted its request but has not received a decision from Nasdaq. The request itself does not halt trading, and any decision to halt or suspend trading remains with Nasdaq. The company is unable to predict when and if Nasdaq will respond to this request.

The Company intends to continue pursuing the pending litigation and related investigation.

Forward-Looking Statements

This Current Report contains forward-looking statements, including statements regarding the Company’s request to Nasdaq and its litigation. These statements are based on current expectations and are subject to risks and uncertainties, including whether Nasdaq or any regulatory authority acts on the Company’s request and the outcome of the litigation. Actual results may differ materially. The Company undertakes no obligation to update these statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

	By:	/s/ David Weinstein
	Name:	David Weinstein
Date: October 9, 2026	Title:	Chief Executive Officer